Exhibit 10.31
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely be competitively harmful if publicly disclosed.
Execution Version
AMENDMENT NO. 3 TO LOAN AGREEMENT
This AMENDMENT NO. 3 TO LOAN AGREEMENT (this “Amendment”), dated as of December 1, 2020, is made among ADAMAS PHARMA, LLC, a Delaware limited liability company, (the “Borrower”), and HEALTHCARE ROYALTY PARTNERS III, L.P. a Delaware limited partnership (the “Lender”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Loan Agreement (as defined below).
The Borrower and the Lender are parties to a Loan Agreement dated as of May 11, 2017 (as amended by the First Amendment to Loan Agreement dated as of August 14, 2017 and that Amendment No. 2 to Loan Agreement dated as of January 2, 2020, the “Loan Agreement”).
The Borrower has requested that the Lender agree to make certain amendments to the Loan Agreement, as more fully described herein. Although the Lender is under no obligation to do so, it has agreed to such requests, subject to the terms and conditions hereof.
Accordingly, the parties hereto agree as follows:
SECTION 1.Definitions; Interpretation.
(a)Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.
(b)Rules of Construction. The rules of construction set forth in Section 1.02 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2.Amendments to the Loan Agreement.
(a)The Loan Agreement shall be amended as follows effective as of the Amendment Effective Date (as defined below):
(i)The Loan Agreement is hereby amended to replace each instance of the term “ADS-5102” with “Specified Products” in the definitions of “Borrower License”, “Borrower Licensee”, “Collection Account”, “Commercially Reasonable and Diligent Efforts”, “Exploit”, “Ex-U.S. Borrower Consideration”, “Marketing Authorization”, , “Permitted Liens”, “Quarterly Payment Amounts” and “Revenue Interest”, in the second clause of Section 4.08(a)(ii) and in the proviso thereto, in the proviso to Section 4.08(a), and in Sections 7.01(b), 7.02(b), 8.03(e), 8.03(f), 8.08(h), 8.14(c), 8.14(d) and 9.01.
(ii)The Loan Agreement is hereby amended to replace the first instance of the term “ADS-5102” in the definition of “Net Sales” with “a Specified Product” and each other instance with “such Specified Product”
(iii)The Loan Agreement is hereby amended (other than with respect to the defined term “ADS-5102 Product Payment Amount”) to replace each instance of the term “ADS-5102 Product Payment Amount” with the term “Product Payment Amount.”
(iv)The defined term “ADS-5102” is hereby amended by adding the following sentence: “Notwithstanding the foregoing, ADS-5102 shall not include Osmolex ER.
(v)Section 1.01 (Definitions). The following terms and their respective definitions set forth in Section 1.01 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:
“    “Amendment Effective Date” means the Amendment Effective Date as defined in that certain Amendment No. 3 to the Loan Agreement, between the Borrower and the Lender.”
“    “Applicable Percentage” means a percentage equal to:

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(i)     prior to the payment in full of the principal and Fixed Interest due on the Loans, the Applicable Percentage will be equal to the highest of (A) 12.5%; and (B) if the aggregate cash amount received by the Lender on the Loans on the Interest Payment Date relating to the Calendar Quarter ending on December 31, 2022 is not equal to or greater than $[*], 22.5%; provided that if the aggregate cash amount received by the Lender on the Loans on the Interest Payment Date relating to the Calendar Quarter ending on June 30, 2023 is equal to or greater than $[*], the Applicable Percentage, if previously increased to 22.5% pursuant to the foregoing, shall decrease to 12.5% on and after December 31, 2022; and
(ii)     after the payment in full of the principal and Fixed Interest due on the Loans, 6.25%.
“     “Combination Product” means any product that is comprised of or contains ADS-5102 and/or Osmolex ER in addition to one or more additional active ingredients (whether co-formulated or co-packaged) that are neither ADS-5102 nor Osmolex ER, as applicable, nor generic or other non-proprietary compositions of matter. Pharmaceutical dosage form vehicles or delivery devices, adjuvants and excipients shall not be deemed “active ingredients”
“    “Commercialization” means, on a country-by-country basis with respect to a Specified Product, any and all activities with respect to the distribution, marketing, detailing, promotion, selling and securing of reimbursement of such Specified Product in a country after Marketing Authorization for such Specified Product in that country has been obtained, which shall include, as applicable, post-marketing approval studies, post-launch marketing, promoting, detailing, marketing research, distributing, customer service, selling such Specified Product, importing, exporting or transporting such Specified Product for sale, and regulatory compliance with respect to the foregoing. When used as a verb, “Commercialize” means to engage in Commercialization.”
“    “Contribution Agreement” means the Amended and Restated Contribution and Servicing Agreement, dated as of the Amendment Effective Date, between the Company and the Borrower.”
“     “Marketing Authorization” means, with respect to any Specified Product, the Regulatory
Approval required by Applicable Law to sell such Specified Product in a country or region.”
““Scheduled Maturity Date” means March 31, 2027.”
(vi)Section 1.01 (Definitions). The following new terms and their respective definitions are hereby inserted to appear alphabetically in Section 1.01 of the Loan Agreement:
“    “Additional Transferred Assets” has the meaning set forth in the Contribution Agreement.
“    “Osmolex ER” means (a) Osmolex ER™ brand extended-release amantadine tablets (in each of 129 mg, 161 mg, 193 mg and 258 mg dosage strengths) as approved under NDA No. 209410, and (b) any other product developed now or in the future by the Company or Borrower covered by a Valid Claim in the Patent Rights assigned to Borrower as part of the Additional Transferred Assets.”
“    “Osmolex ER Product Payment Amount” means, for each Calendar Quarter, an amount equal to the Applicable Percentage multiplied by each of (a) in the U.S., the Net Sales in such Calendar Quarter and (b) outside of the U.S., the Ex-U.S. Borrower Consideration in such Calendar Quarter. For clarity, the Applicable Percentage used to calculate the Osmolex ER Payment Amount for a given Calendar Quarter will be based on the aggregate (x) Net Sales in the U.S. billed or invoiced in such Calendar Quarter and all prior Calendar Quarters in the applicable Calendar Year and (y) Ex-U.S. Borrower Consideration received by Borrower in a given Calendar Quarter.”

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“    “Product Payment Amount” means the ADS-5102 Product Payment Amount and the Osmolex ER Product Payment Amount.”
“    “Specified Products” means ADS-5102 and Osmolex ER.”
(vii)Section 3.01(b). Section 3.01(b) is hereby amended by inserting the following parenthetical after the term “Obligations”: “(other than Obligations in respect of the Royalty Tail).”
(viii)Section 3.01(c).    Section 3.01(c) is hereby amended by deleting clause (ii) in its entirety and replacing clause (ii) with the following:
“    (ii) in connection with AHYDO Payments required pursuant to Section 3.02(a)(v), and”
(ix)Section 3.01(d). Section 3.01(d) is hereby amended and restated as follows:
“    (d)    Once the principal balance and Fixed Interest due on the Loans have been repaid in full (other than as a result of any prepayment pursuant to Section 3.03), Borrower shall make quarterly payments on each Interest Payment Date of (i) in the U.S., the Applicable Percentage of Net Sales in the U.S. and (ii) outside of the U.S., the Applicable Percentage of Ex-U.S. Borrower Consideration (collectively, such payments, the “Royalty Tail”) until Lender has received cumulative cash payments of the principal, Fixed Interest, premium (including prepayment premium, if applicable) and Royalty Tail totaling (x) $200,000,000 or (y) following the occurrence of a Change of Control, (1) $175,000,000, if such repayment in full is made on or prior to December 31, 2022, or (2) $195,000,000, if such repayment in full following the occurrence of a Change of Control is made after December 31, 2022.”
(x)Section 3.02(a)(i) and Section 3.02(b)(i). Each of Sections 3.02(a)(i) and 3.02(b)(i) is hereby amended by inserting the following parenthetical after the term “Obligations”: “(other than Obligations in respect of the Royalty Tail).”
(xi)Section 3.02(b)(v). Section 3.02(b)(v) is hereby amended and restated in its entirety as follows:
“    (v)    Concurrently with, or at any time from and after, the prepayment of the Loans pursuant to this Section 3.02(b) or Section 3.02(a), Borrower may terminate the Royalty Tail upon written notice to Lender by paying to the Lender Account an amount sufficient to bring the cumulative cash payments of principal, Fixed Interest, premium (including prepayment premium, if applicable) and Royalty Tail at the date of such prepayment up to a total of (x) $200,000,000 or (y) following the occurrence of a Change of Control, (1) $175,000,000, if such prepayment of the Loans pursuant to this Section 3.02(b) is made on or prior to December 31, 2022, or (2) $195,000,000 if such prepayment of the Loans pursuant to this Section 3.02(b) is made after December 31, 2022. .”
(xii)Section 7.01(g).    Section 7.01(g) is hereby amended by deleting the first word therein and inserting “Except as set forth on Schedule 7.01(g), there” in its place.
(xiii)Section 7.01(w). Section 7.01(w) is hereby amended by deleting “750” and inserting “1000” in its place.
(xiv)Section 7.02(f).    Section 7.02(f) is hereby amended by deleting the first word therein and inserting “Except as set forth on Schedule 7.02(f), there” in its place.
(b)Schedules. A new Schedule 7.01(g) (Certain Proceedings) and a new Schedule 7.02(f) (Certain Proceedings – Company) are hereby added to the Loan Agreement in the forms attached hereto as Schedule 7.01(g) and Schedule 7.02(f), respectively.

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(c)References Within Loan Agreement. Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Amendment.
SECTION 3.Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent (the date of effectiveness, the “Amendment Effective Date”):
(a)This Amendment. The Lender shall have received this Amendment, executed by the Borrower and the Lender;
(b)Contribution Agreement. The execution and delivery by the Company and the Borrower of that certain Amended and Restated Contribution and Servicing Agreement dated as of the Amendment Effective Date, substantially in the form attached hereto as Exhibit A;
(c)Limited Liability Company Agreement. The execution and delivery by the Company and the Borrower of that certain First Amendment to Limited Liability Company Agreement of Adamas Pharma, LLC dated as of the Amendment Effective Date, substantially in the form attached hereto as Exhibit B; and
(d)Closing under Osmolex Asset Purchase Agreement. The “Closing” under and as defined in that certain Asset Purchase Agreement dated as of December 1, 2020, with Osmotica Pharmaceutical US LLC, Osmotica Keredskedelmi és Szolgáltató Korlátolt Felelõsségû Társaság, a corporation organized under the laws of Hungary, and Osmotica Holdings US LLC, shall have occurred; and
(e)Senior Officer Certificate. The Lender shall have received a certificate signed by a Senior Officer of the Company certifying as to the matters set forth in Section 4.
SECTION 4.Representations and Warranties. To induce the Lender to enter into this Amendment, the Borrower hereby confirms, as of the date hereof and as of the Amendment Effective Date, that:
(a) the execution and delivery of this Amendment and the Performance by the Borrower of its obligations under the Loan Agreement as amended hereby (herein, as so amended, the “Amended Loan Agreement”) are within the Borrower’s powers, have been duly authorized and are not in contravention of law or the terms of its articles of incorporation and, except as have been previously obtained, do not require the consent or approval, material to the amendments contemplated in this Amendment, of any governmental body, agency or authority, and the Amended Loan Agreement will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law);
(b)no Default or Event of Default shall have occurred and be continuing, or shall result from this Amendment or the Amended Loan Agreement;
(c)each of the representations and warranties made by the Borrower herein or in or pursuant to the Loan Documents shall be true and correct in all material respects as if made on and as of such date (except (i) that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date and (ii) to the extent any representations and warranties are qualified with reference to Schedules 7.01, 7.01(g), 7.01(k), 7.02(f), 7.02(j) and 7.02(n)(7) attached to the Amended Loan Agreement, such representations and warranties shall instead be qualified with reference to such Schedules attached hereto and in the case of representations and warranties as of the Amendment Effective Date, updates to such schedules delivered on or prior to the Amendment Effective Date); and
(d)The Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Amendment and the other Loan Documents provide shall be performed or satisfied by the Borrower or the other Loan Parties on or before the Amendment Effective Date.

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SECTION 5.Miscellaneous.
(a)Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lender’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.
(b)No Reliance. The Borrower hereby acknowledges and confirms to the Lender that the Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(c)Costs and Expenses. The Borrower agrees to pay to the Lender within ten (10) days of its receipt of an invoice (or on the Amendment Effective Date to the extent invoiced on or prior to the Amendment Effective Date), the out-of-pocket costs and expenses of the Lender party hereto, and the reasonably fees and disbursements of counsel to the Lender party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date.
(d)Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.
(e)Governing Law. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CON-STRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT GIVING EFFECT TO LAWS CONCERNING CONFLICT OF LAWS OR CHOICE OF FORUM THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(f)Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Agreement and the Loan Documents.
(g)Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
(h)Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.
(i)Loan Documents. This Amendment and the other documents related thereto shall constitute Loan Documents.
[Balance of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

ADAMAS PHARMA, LLC,
as Borrower

By:	ADAMAS PHARMACEUTICALS, INC., its manager

By:	/s/ Neil F. McFarlane
Name: Neil F. McFarlane
Title: Chief Executive Officer

[Signature Page to Amendment No. 3 to Loan Agreement]

THE LENDER:

HEALTHCARE ROYALTY PARTNERS III, L.P.,
as Lender

By:	HealthCare Royalty GP III, LLC,
its general partner

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Founding Managing Partner

[Signature Page to Amendment No. 3 to Loan Agreement]